UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31-70-373-2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 8, 2015, Chicago Bridge & Iron Company N.V. (the “Company”) entered into senior financing agreements, which amend or extend existing facilities or establish additional financing capacity. These changes are a result of an assessment of the lending environment, and contemplate the ongoing growth in the Company’s end markets and its strategic initiatives. These factors influence the timing of such changes, the maturities and other terms associated with the Company’s capital structure. The resulting facilities provide for longer maturities, additional performance letter of credit and borrowing capacity and incorporate into the Company’s existing laddered financing structure. Further description of the financing agreements follow.
Revolving Credit Agreements
On July 8, 2015, the Company entered into an $800,000,000 committed and senior unsecured Amended and Restated Revolving Credit Agreement maturing July 8, 2020, among the Company and certain subsidiaries of the Company party thereto as borrowers (collectively, the “Borrowers”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the lenders party thereto from time to time (the “Lenders”) and agents party thereto (the “Credit Agreement”), which amends and restates the existing $650,000,000 revolving credit agreement, dated as of December 21, 2012, that was scheduled to mature February 13, 2018 by and among the Company, the Borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the lenders and agents party thereto. The obligations are guaranteed by certain of the Company’s material subsidiaries.

The Credit Agreement: (i) provides availability for the issuance of up to $800,000,000 of performance standby letters of credit and cash borrowings for working capital, capital expenditures, share repurchases, other ordinary course requirements, in addition to mergers and acquisitions, subject to certain conditions, (ii) has a sub-limit of $50,000,000 for the issuance of financial letters of credit, and (iii) has an accordion feature whereby the Credit Agreement may be increased by up to an additional $350,000,000, subject to certain conditions.  At the Borrower’s election, interest on cash borrowings under the Credit Agreement is charged at either the Eurodollar rate, plus an applicable margin that fluctuates based upon the Company’s adjusted debt to EBITDA ratio (the “Leverage Ratio”) between 1.25% to 2.00%, or an alternate base rate, plus an applicable margin that fluctuates based upon the Company’s Leverage Ratio between 0.25% to 1.00%. The Credit Agreement provides for a quarterly letter of credit fee to be paid when performance or financial letters of credit are issued and a commitment fee for the unused amounts under the Credit Agreement, in an amount equal to a per annum rate which varies from 0.15% to 0.30%, based on the Company’s Leverage Ratio multiplied by the average unused and available commitments.

In addition, the Credit Agreement contains restrictive financial covenants, including a maximum Leverage Ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth test. The Credit Agreement also places restrictions on the Company, the Borrowers and their subsidiaries including with regard to subsidiary indebtedness, sales of assets, liens, investments, contingent obligations, type of business conducted, affiliate transactions, sales and leasebacks, restricted payments, and mergers and acquisitions, among other restrictions. The Credit Agreement also contains customary events of default, upon the occurrence of which and after any applicable grace period, the lenders will have certain rights including the ability to accelerate all outstanding loans, require cash collateralization of all outstanding letters of credit and terminate all commitments.

In conjunction with the Credit Agreement, on July 8, 2015, the Company also entered into an amendment (the “Revolver Amendment”) which amended its existing committed and senior unsecured $1,350,000,000 credit agreement dated as of October 28, 2013, maturing October 28, 2018 by and among the Company, certain subsidiaries of the Company party thereto as borrowers, Bank of America, N.A., as Administrative Agent for the lenders, the lenders and the agents party thereto (as amended, restated or otherwise modified the “Revolving Credit Agreement”) to (i) provide availability for up to $1,350,000,000 of performance letters of credit and cash borrowings for working capital, capital expenditures, share repurchases, other ordinary course requirements, in addition to mergers and acquisitions, subject to certain conditions, and (ii) update certain provisions to correspond with the terms of the Credit Agreement.

The foregoing description of the Credit Agreement and the Revolver Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Credit Agreement and the Revolver Amendment which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Term Loan Agreements

On July 8, 2015, the Company entered into a committed and senior unsecured $500,000,000 Term Loan Agreement, maturing July 8, 2020, among the Company, a subsidiary of the Company, as borrowers, Bank of America, N.A., as

Administrative Agent and the lenders and agents party thereto (the “Term Loan Agreement”). The obligations are guaranteed by certain of the Company’s material subsidiaries.

The Term Loan Agreement: (i) permits the proceeds of the term loans borrowed thereunder to be used for working capital, capital expenditures, share repurchases, other ordinary course requirements, in addition to mergers and acquisitions, subject to certain conditions, (ii) requires that $275,000,000 of funding is used to pre-pay a portion of the final maturity principal payment due February 13, 2017, under an existing term loan, (the “Prepayment”) (iii) defers principal amortization until June 30, 2017, and thereafter, quarterly payments of $18,750,000, until the final maturity payment due on July 8, 2020, (iv) updates certain provisions to correspond with the terms of the Credit Agreement, and (v) has an accordion feature whereby the Term Loan Agreement may be increased by up to an additional $200,000,000, subject to certain conditions.  At the borrower’s election, interest under the Term Loan Agreement is charged at either the Eurodollar rate, plus an applicable margin that fluctuates based upon the Company’s Leverage Ratio between 1.25% to 2.00%, or an alternate base rate, plus an applicable margin that fluctuates based upon the Company’s Leverage Ratio between 0.25% to 1.00%. The Term Loan Agreement contains restrictive financial covenants and events of default, which are similar to those included in the Credit Agreement.

Additionally, on July 8, 2015, the Company entered into an amendment (the “Term Loan Amendment”) which amended its existing committed and senior unsecured $1,000,000,000 term loan agreement dated as of December 21, 2012, maturing February 13, 2017 by and among the Company, a subsidiary of the Company, as borrower, Bank of America, N.A., as Administrative Agent for the lenders, the lenders and the agents party thereto (as amended, restated, or otherwise modified the “Term Loan”). The outstanding amount due under the Term Loan as of June 30, 2015, was $775,000,000. The Term Loan Amendment (i) permits entry into the Credit Agreement and the Term Loan Agreement, (ii) requires the Prepayment be made substantially simultaneous with the closing of the Term Loan Amendment, and (iii) updates certain provisions to correspond with the terms of the Term Loan Agreement.
The foregoing description of the Term Loan Agreement and of the Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Term Loan Agreement and the Term Loan Amendment filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K.
Bank of America, N.A. and certain of the other Lenders participate in certain of the Company’s other committed and senior unsecured loan agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1
Amended and Restated Revolving Credit Agreement, dated as of July 8, 2015, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as the Initial Borrower, certain Subsidiaries of Chicago Bridge & Iron Company N.V. party thereto, as Designated Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto, and the agents party thereto

10.2
Amendment No. 3 dated July 8, 2015, to the Revolving Credit Agreement, dated as of October 28, 2013, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as the Initial Borrower, certain Subsidiaries of Chicago Bridge & Iron Company N.V. party thereto, as Designated Borrowers, Bank of America, N.A., as Administrative Agent, the lenders party thereto and the agents party thereto

10.3
Term Loan Agreement, dated as of July 8, 2015, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as Borrower, Bank of America, N.A., as Administrative Agent, the lenders party thereto, and the agents party thereto

10.4
Amendment No. 3 dated July 8, 2015, to the Term Loan, dated as of December 21, 2012, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as Borrower, Bank of America, N.A., as Administrative Agent, the lenders party thereto and the agents party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director

Date:	July 14, 2015	By:	/s/ Michael S. Taff
Michael S. Taff Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1
Amended and Restated Revolving Credit Agreement, dated as of July 8, 2015, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as the Initial Borrower, certain Subsidiaries of Chicago Bridge & Iron Company N.V. party thereto, as Designated Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto, and the agents party thereto

10.2
Amendment No. 3 dated July 8, 2015, to the Revolving Credit Agreement, dated as of October 28, 2013, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as the Initial Borrower, certain Subsidiaries of Chicago Bridge & Iron Company N.V. party thereto, as Designated Borrowers, Bank of America, N.A., as Administrative Agent, the lenders party thereto and the agents party thereto

10.3
Term Loan Agreement, dated as of July 8, 2015, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as Borrower, Bank of America, N.A., as Administrative Agent, the lenders party thereto, and the agents party thereto

10.4
Amendment No. 3 dated July 8, 2015, to the Term Loan, dated as of December 21, 2012, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), as Borrower, Bank of America, N.A., as Administrative Agent, the lenders party thereto and the agents party thereto